Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on (i) Form S-3 (Nos. 333-200421 and 333-179812); (ii) Form S-3, converted from Form S-4, (No. 333-177895) and (iii) Form S-8 (Nos. 333-172170, 333-172582, 333-172584, 333-172606, 333-172808 and 333-181782) of Kinder Morgan, Inc. of our report dated February 23, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 23, 2015